Exhibit 10.7

THIRD LEASE AMENDMENT

This Amendment (hereinafter “Third Lease Amendment”) is made as of the date set forth below between the Pearland Economic Development Corporation (“Landlord”) and Cardiovascular Systems, Inc., (“Tenant”) to amend those certain Lease Amendments (collectively, the “Lease Amendments”) incorporated by reference for all purposes, executed on November 10, 2017 and April 9, 2018, each amending that certain Lease Agreement dated September 4, 2009 between Landlord and Tenant (the “Lease”).

I.	Amended Terms. The Landlord and the Tenant agree that the following provisions of the Lease Amendments are hereby amended as follows:

5.    Parking Improvements – Landlord, at its sole cost and expense, shall construct the Parking Improvements on the Leased Premises. Landlord shall commence construction of the Parking Improvements within one hundred eighty (180) days following Landlord’s recordation of the re-plat of the Leased Premises and the Adjacent Property and complete the Parking Improvements no later than two hundred forty (240) days after commencement of construction. If Landlord fails to commence or complete the Parking Improvements within the applicable timeframes, then Tenant, in addition to all rights and remedies available under the Lease upon Landlord’s default, shall have the rights set forth in Section 55 of the Lease.

6.    Platting – Landlord shall re-plat the Leased Premises and the Adjacent Property in accordance with City of Pearland platting requirements, including the dedication of all necessary easements, no later than December 14, 2018. Tenant agrees to cooperate with Landlord to effectuate the re-platting of the Leased Premises and Adjacent Property to carry out the terms of this Third Lease Amendment, and no required approvals from Tenant shall be unreasonably withheld; provided, however, in no event shall the re-plat adversely affect (a) Tenant’s ability to access the Leased Premises or (b) Tenant’s business operations at the Leased Premises.

7. Contingency – The terms of this Third Lease Amendment are not contingent upon Landlord closing on the sale of the Adjacent Property. The contingency requirements contained in the Lease Amendments are hereby void, and no contingencies shall apply to this Third Lease Amendment.

II.
Agreement to Remain in Force. Other than the provisions of the Lease Amendments expressly amended herein, the Lease shall remain in full force and its enforceability shall be unaffected by this Third Lease Amendment.

EXECUTED and EFFECTIVE as of the 28 day of August, 2018.
TENANT:    CARDIOVASCULAR SYSTEMS, INC.
By: /s/ John Hastings
JOHN HASTINGS
Vice President Manufacturing & Operations
Date: August 28, 2018

LANDLORD:    PEARLAND ECONOMIC DEVELOPMENT CORPORATION

By: /s/ Matt Buchanan
MATT BUCHANAN
President
Date: August 30, 2018

64686690.2